Exhibit 99.1
Accenture Reports Strong Second-Quarter Fiscal 2008 Financial Results
— Revenues increase 18%, to $5.61 billion, with consulting revenues of $3.35 billion and record outsourcing revenues of $2.26 billion —
— EPS up 36%, to $0.64; company raises full-year EPS outlook to range of $2.55 to $2.60 —
— New bookings of $6.44 billion include record consulting bookings of $3.79 billion —
NEW YORK; March 27, 2008 — Accenture (NYSE: ACN) reported strong financial results for the second quarter of fiscal 2008, ended Feb. 29, with net revenues of $5.61 billion, a year-over-year increase of 18 percent in U.S. dollars and 11 percent in local currency.
Consulting and outsourcing revenues both grew by double digits in U.S. dollars and in local currency, with outsourcing revenues the highest for any quarter.
Earnings per share were $0.64, an increase of 36 percent over the second quarter of fiscal 2007, driven by higher operating income and a lower tax rate in the quarter. In addition, the company has raised its outlook for earnings per share for the full fiscal year 2008 to a range of $2.55 to $2.60 from the previous range of $2.36 to $2.41 provided during the first-quarter earnings announcement in December 2007.
New bookings were $6.44 billion, with record quarterly consulting bookings of $3.79 billion. The company also grew operating income by 14 percent over the second quarter last year.
William D. Green, Accenture’s chairman & CEO, said, “Our strong performance in the second quarter reflects the momentum we have seen in the marketplace and the essential nature of our services, as clients rely on the value we deliver in helping them achieve high performance in a challenging economic environment. With strong bookings, including our highest consulting bookings ever, we are seeing solid demand for our services.
“We continue to invest with confidence in our capabilities across all dimensions of our business to ensure that we are meeting and anticipating our clients’ evolving needs. We are focused on maintaining firm operating discipline and are well positioned to achieve profitable growth through our emphasis on specialization, differentiation and superior execution.”
Financial Review
Revenues before reimbursements (“net revenues”) for the second quarter of fiscal 2008 were $5.61 billion, compared with $4.75 billion for the second quarter of fiscal 2007, an increase of 18 percent in U.S. dollars and 11 percent in local currency.
•	Consulting net revenues were $3.35 billion, an increase of 18 percent in U.S. dollars and 11 percent in local currency over the second quarter last year.

•	Outsourcing net revenues were $2.26 billion, an increase of 18 percent in U.S. dollars and 11 percent in local currency over the same period last year.

Diluted EPS for the second quarter were $0.64, compared with $0.47 in the second quarter last year, an increase of 36 percent.
Operating income increased 14 percent, to $638 million, or 11.4 percent of net revenues, compared with $559 million, or 11.8 percent of net revenues, in the second quarter last year.
Gross margin (gross profit as a percentage of net revenues) for the second quarter of fiscal 2008 was 29.5 percent, compared with 29.6 percent in the second quarter of fiscal 2007.
Selling, general and administrative expenses in the second quarter of fiscal 2008 were $1,009 million, or 18.0 percent of net revenues, compared with $839 million, or 17.7 percent of net revenues, in the second quarter last year.
The company’s effective tax rate for the second quarter of fiscal 2008 was 17.8 percent, compared with 29.4 percent in the second quarter last year, driven primarily by benefits related to final determinations in the second quarter of fiscal 2008.
Income before minority interest for the second quarter was $534 million, compared with $413 million for the same period of fiscal 2007, an increase of 29 percent.
For the three months ended Feb. 29, 2008, operating cash flow was $724 million; property and equipment additions were $79 million; and free cash flow, defined as operating cash flow net of property and equipment additions, was $645 million.
Accenture’s total cash balance at Feb. 29, 2008 was $2.58 billion, compared with $3.31 billion at Aug. 31, 2007. Cash combined with $129 million of fixed-income securities classified as investments on the company’s balance sheet was $2.71 billion at Feb. 29, 2008, compared with $3.61 billion at Aug. 31, 2007. Total debt at Feb. 29, 2008 was $9 million.
New Bookings
New bookings for the second quarter of fiscal 2008 were $6.44 billion.
•	Consulting bookings were $3.79 billion, or 59 percent of new bookings.

•	Outsourcing accounted for $2.65 billion, or 41 percent, of new bookings.
Net Revenues by Operating Group
Net revenues for Accenture’s five operating groups were as follows:
•	Communications & High Tech: $1,339 million, compared with $1,086 million for the second quarter of fiscal 2007, an increase of 23 percent in U.S. dollars and 15 percent in local currency.

•	Financial Services: $1,209 million, compared with $1,051 million for the same period last year, an increase of 15 percent in U.S. dollars and 7 percent in local currency.

•	Products: $1,439 million, compared with $1,165 million for the year-ago period, an increase of 24 percent in U.S. dollars and 17 percent in local currency.

•	Public Service: $675 million, compared with $655 million for the year-ago period, an increase of 3 percent in U.S. dollars and a decrease of 1 percent in local currency.

•	Resources: $944 million, compared with $787 million for the same period last year, an increase of 20 percent in U.S. dollars and 12 percent in local currency.
Net Revenues by Geographic Region
Net revenues by geographic region were as follows:
•	Americas: $2,317 million, compared with $2,043 million for the second quarter of fiscal 2007, an increase of 13 percent in U.S. dollars and 10 percent in local currency.

•	Europe, Middle East and Africa (EMEA): $2,791 million, compared with $2,334 million for the second quarter of fiscal 2007, an increase of 20 percent in U.S. dollars and 9 percent in local currency.

•	Asia Pacific: $503 million, compared with $373 million for the year-ago period, an increase of 35 percent in U.S. dollars and 23 percent in local currency.
Share Repurchase Activity
During the second quarter of fiscal 2008, Accenture repurchased or redeemed 16.3 million shares for a total of $549 million, including $120 million for 3.6 million shares repurchased in the open market. At Feb. 29, 2008, Accenture had $3.6 billion of share repurchase authority remaining.
Business Outlook
Fiscal Year 2008
For the full fiscal year 2008, Accenture continues to expect net revenue growth in the range of 9 percent to 12 percent in local currency. The company has increased its outlook for diluted EPS for the full fiscal year by $0.19, to a range of $2.55 to $2.60.
The company now expects operating cash flow in the range of $2.42 billion to $2.62 billion; property and equipment additions to be $420 million; and free cash flow in the range of $2.0 billion to $2.2 billion. The company now expects its annual effective tax rate to be in the range of 28 percent to 30 percent. Accenture continues to target new bookings for fiscal 2008 in the range of $24 billion to $26 billion.
Third Quarter Fiscal 2008
Accenture expects net revenues for the third quarter of fiscal 2008 to be in the range of $5.85 billion to $6.05 billion.

Conference Call and Webcast Details
Accenture will host a conference call at 4:30 p.m. EDT today to discuss its second-quarter 2008 financial results. To participate, please dial +1 (800) 398-9386 [+1 (612) 288-0329 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.
A replay and podcast of the conference call will be available online at www.accenture.com for approximately two weeks beginning at 7:00 p.m. EDT Thursday, March 27. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 914987 from 7:00 p.m. EDT Thursday, March 27 through 11:59 p.m. EDT Thursday, April 10, 2008.
About Accenture
Accenture is a global management consulting, technology services and outsourcing company. Combining unparalleled experience, comprehensive capabilities across all industries and business functions, and extensive research on the world’s most successful companies, Accenture collaborates with clients to help them become high-performance businesses and governments. With 178,000 people in 49 countries, the company generated net revenues of US$19.70 billion for the fiscal year ended Aug. 31, 2007. Its home page is www.accenture.com.
Forward-Looking Statements
Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: our results of operations could be negatively affected if we cannot expand and develop our services and solutions in response to changes in technology and client demand; the consulting, systems integration and technology and outsourcing markets are highly competitive and we might not be able to compete effectively; our results of operations could be affected by economic and political conditions and the effects of these conditions on our clients’ businesses and levels of business activity; our work with government clients exposes us to additional risks in the government contracting environment; clients may not be satisfied with our services; our business could be negatively affected by legal liability that results from our providing solutions or services; liabilities could arise if our subcontractors or other third parties cannot deliver their project contributions on time or at all; our results of operations could be adversely affected if our clients terminate their contracts with us on short notice; our outsourcing services subject us to operational and financial risk; our results of operations may be adversely affected by the type and level of technology spending by our clients; our profitability may suffer if we are not able to maintain favorable pricing rates and utilization rates, if we cannot control our costs, or if we cannot anticipate the cost and complexity of performing our work; our global operations are subject to complex risks, some of which might be beyond our control; our growth and our ability to compete may be adversely affected if we cannot attract, retain and motivate our employees or efficiently utilize their skills; our business may be adversely affected if we cannot manage the organizational challenges associated with the size and expansion of our company; tax legislation or negative publicity related to Bermuda companies could adversely affect us; consolidation in the industries that we serve could adversely affect our business; the share price of Accenture Ltd Class A common shares could be adversely affected by sales, or the anticipation of future sales, of Class A common shares held by our employees and former employees; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this press release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

Non-GAAP Financial Information
This press release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that these non-GAAP financial measures are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.
###
Contact:
Roxanne Taylor
Accenture
+1 (917) 452-5106
roxanne.taylor@accenture.com

ACCENTURE LTD
CONSOLIDATED INCOME STATEMENTS
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	Three Months Ended				Six Months Ended
		% of Net	February 28,	% of Net		% of Net	February 28,	% of Net
	February 29, 2008	Revenues	2007	Revenues	February 29, 2008	Revenues	2007	Revenues
REVENUES:
Revenues before reimbursements (Net revenues)	$5,611,314	100%	$4,749,838	100%	$11,285,227	100%	$9,503,926	100%
Reimbursements	446,309		419,515		874,353		831,786

Revenues	6,057,623		5,169,353		12,159,580		10,335,712

OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	3,958,264	70.5%	3,344,772	70.4%	7,927,100	70.2%	6,666,616	70.1%
Reimbursable expenses	446,309		419,515		874,353		831,786

Cost of services	4,404,573		3,764,287		8,801,453		7,498,402
Sales and marketing	539,303	9.6%	434,293	9.2%	1,059,701	9.4%	871,223	9.2%
General and administrative costs	469,879	8.4%	405,065	8.5%	919,836	8.1%	784,708	8.2%
Reorganization costs, net	5,811		6,316		14,134		12,395

Total operating expenses	5,419,566		4,609,961		10,795,124		9,166,728

OPERATING INCOME	638,057	11.4%	559,392	11.8%	1,364,456	12.1%	1,168,984	12.3%

Gain on investments, net	803		33		6,274		2,887
Interest income	24,110		34,948		61,890		71,255
Interest expense	(7,684)		(6,862)		(13,082)		(11,984)
Other (expense) income	(5,708)		(3,433)		3,529		(5,899)

INCOME BEFORE INCOME TAXES	649,578	11.6%	584,078	12.3%	1,423,067	12.6%	1,225,243	12.9%

Provision for income taxes	115,782		171,542		383,713		406,850

INCOME BEFORE MINORITY INTEREST	533,796	9.5%	412,536	8.7%	1,039,354	9.2%	818,393	8.6%

Minority interest in Accenture SCA and Accenture Canada Holdings Inc.	(123,850)		(111,311)		(243,663)		(227,124)
Minority interest — other (1)	(3,389)		(4,503)		(7,849)		(10,315)

NET INCOME	$406,557	7.2%	$296,722	6.2%	$787,842	7.0%	$580,954	6.1%

CALCULATION OF EARNINGS PER SHARE:

Net income	$406,557		$296,722		$787,842		$580,954
Minority interest in Accenture SCA and Accenture Canada Holdings Inc. (2)	123,850		111,311		243,663		227,124

Net income for diluted earnings per share calculation	$530,407		$408,033		$1,031,505		$808,078

EARNINGS PER SHARE:
- Basic	$0.67		$0.49		$1.29		$0.97
- Diluted	$0.64		$0.47		$1.24		$0.93

WEIGHTED AVERAGE SHARES:
- Basic	608,472,725		604,326,019		610,116,498		601,363,210
- Diluted	827,974,896		867,842,561		833,699,703		871,464,150

Cash dividends per share	$—		$—		$0.42		$0.35

(1)	Minority interest — other is comprised primarily of minority interest attributable to the minority shareholders of Avanade, Inc.

(2)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares on a one-for-one basis.

ACCENTURE LTD
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

Percent
Increase	Percent of
For the Three Months Ended	Percent	(Decrease)	Fiscal 2008
February 29,	February 28,	Increase	Local	Quarterly
2008	2007	US$	Currency	Net Revenues
OPERATING GROUPS
Communications & High Tech	$1,339,411	$1,086,164	23%	15%	24%
Financial Services	1,209,223	1,050,667	15%	7%	21%
Products	1,439,002	1,165,094	24%	17%	26%
Public Service	674,520	655,064	3%	(1%)	12%
Resources	943,595	787,420	20%	12%	17%
Other	5,563	5,429	n/	m	n/	m	—

TOTAL Net Revenues	5,611,314	4,749,838	18%	11%	100%

Reimbursements	446,309	419,515	6%

TOTAL REVENUES	$6,057,623	$5,169,353	17%

GEOGRAPHY
Americas	2,317,367	$2,042,857	13%	10%	41%
EMEA	2,790,829	2,333,753	20%	9%	50%
Asia Pacific	503,118	373,228	35%	23%	9%

TOTAL Net Revenues	$5,611,314	$4,749,838	18%	11%	100%

TYPE OF WORK
Consulting	$3,351,461	$2,833,507	18%	11%	60%
Outsourcing	2,259,853	1,916,331	18%	11%	40%

TOTAL Net Revenues	$5,611,314	$4,749,838	18%	11%	100%

Percent	Percent of
For the Six Months Ended	Percent	Increase	Fiscal 2008
February 29,	February 28,	Increase	Local	Total
2008	2007	US$	Currency	Net Revenues
OPERATING GROUPS
Communications & High Tech	$2,651,143	$2,182,554	21%	14%	23%
Financial Services	2,453,193	2,117,914	16%	8%	22%
Products	2,911,858	2,359,762	23%	17%	26%
Public Service	1,383,482	1,282,892	8%	3%	12%
Resources	1,874,557	1,550,410	21%	13%	17%
Other	10,994	10,394	n/	m	n/	m	—

TOTAL Net Revenues	11,285,227	9,503,926	19%	12%	100%

Reimbursements	874,353	831,786	5%

TOTAL REVENUES	$12,159,580	$10,335,712	18%

GEOGRAPHY
Americas	4,642,588	$4,132,962	12%	10%	41%
EMEA	5,674,158	4,636,433	22%	12%	50%
Asia Pacific	968,481	734,531	32%	22%	9%

TOTAL Net Revenues	$11,285,227	$9,503,926	19%	12%	100%

TYPE OF WORK
Consulting	$6,810,047	$5,742,960	19%	11%	60%
Outsourcing	4,475,180	3,760,966	19%	12%	40%

TOTAL Net Revenues	$11,285,227	$9,503,926	19%	12%	100%

n/m = not meaningful

ACCENTURE LTD
OPERATING INCOME BY OPERATING GROUP (OG)
(In thousands of U.S. dollars)
(Unaudited)

	For the Three Months Ended
	February 29, 2008		February 28, 2007
		Percent		Percent	Percent
	Operating	of OG Net	Operating	of OG Net	Increase
	Income	Revenues	Income	Revenues	(Decrease)
OPERATING GROUPS
Communications & High Tech	$184,926	14%	$113,600	10%	63%
Financial Services	142,792	12%	103,809	10%	38%
Products	161,806	11%	140,331	12%	15%
Public Service	22,443	3%	92,629	14%	(76)%
Resources	126,090	13%	109,023	14%	16%

Total	$638,057	11.4%	$559,392	11.8%	14%

	For the Six Months Ended
	February 29, 2008		February 28, 2007
		Percent of		Percent of	Percent
	Operating	OG Net	Operating	OG Net	Increase
	Income	Revenues	Income	Revenues	(Decrease)
OPERATING GROUPS
Communications & High Tech	$312,958	12%	$248,001	11%	26%
Financial Services	322,316	13%	237,701	11%	36%
Products	380,931	13%	347,410	15%	10%
Public Service	90,821	7%	120,991	9%	(25)%
Resources	257,430	14%	214,881	14%	20%

Total	$1,364,456	12.1%	$1,168,984	12.3%	17%

ACCENTURE LTD
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)

	February 29, 2008	August 31, 2007
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,584,139	$3,314,396
Short-term investments	73,706	231,278
Receivables from clients, net	2,722,616	2,409,299
Unbilled services, net	1,424,748	1,290,035
Other current assets	795,259	726,170

Total current assets	7,600,468	7,971,178

NON-CURRENT ASSETS:
Unbilled services, net	53,898	63,995
Investments	68,990	81,935
Property and equipment, net	840,071	808,069
Other non-current assets	2,344,887	1,821,985

Total non-current assets	3,307,846	2,775,984

TOTAL ASSETS	$10,908,314	$10,747,162

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$6,443	$23,795
Accounts payable	963,228	985,071
Deferred revenues	1,732,338	1,785,286
Accrued payroll and related benefits	2,216,862	2,274,098
Other accrued liabilities	1,115,469	1,894,366

Total current liabilities	6,034,340	6,962,616

NON-CURRENT LIABILITIES:
Long-term debt	2,691	2,565
Other non-current liabilities	2,084,184	978,463

Total non-current liabilities	2,086,875	981,028

MINORITY INTEREST	696,958	740,186

SHAREHOLDERS’ EQUITY	2,090,141	2,063,332

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,908,314	$10,747,162

ACCENTURE LTD
CONSOLIDATED CASH FLOWS STATEMENTS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Six Months Ended
	February 29, 2008	February 28, 2007	February 29, 2008	February 28, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$406,557	$296,722	$787,842	$580,954
Depreciation, amortization and asset impairments	111,045	104,465	236,213	249,446
Share-based compensation expense	104,904	84,390	176,921	146,624
Minority interest	127,239	115,814	251,512	237,439
Change in assets and liabilities/Other, net	(25,751)	108,787	(759,965)	(338,457)

Net cash provided by operating activities	723,994	710,178	692,523	876,006

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(78,538)	(75,900)	(167,318)	(143,044)
Purchases of businesses and investments, net of cash acquired	(145,243)	(805)	(197,618)	(5,667)
Other investing, net	84,378	148,990	188,130	214,273

Net cash (used in) provided by operating activities	(139,403)	72,285	(176,806)	65,562

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common shares	53,130	85,868	202,168	282,838
Purchases of common shares	(549,243)	(348,020)	(1,168,417)	(1,071,747)
Cash dividends paid	—	—	(333,685)	(293,059)
Other financing, net	(16,060)	(1,611)	(3,585)	(11,285)

Net cash used in financing activities	(512,173)	(263,763)	(1,303,519)	(1,093,253)
Effect of exchange rate changes on cash and cash equivalents	39,348	3,709	57,545	44,636

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	111,766	522,409	(730,257)	(107,049)

CASH AND CASH EQUIVALENTS, beginning of period	2,472,373	2,437,530	3,314,396	3,066,988

CASH AND CASH EQUIVALENTS, end of period	$2,584,139	$2,959,939	$2,584,139	$2,959,939